UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On February 23, 2018, the Board of Directors (the “Board”) of Post Holdings, Inc. (the “Company”) approved the closure of the Company’s cereal manufacturing facility in Clinton, Massachusetts, reflecting the Company’s continuous improvement initiative to optimize its cereal production network and manage costs in the ready-to-eat cereal category. The Company will engage in discussions with the union representing the hourly employees at the Clinton facility to determine the impact to terms and conditions of employment for the unionized workers. The Company communicated the possible facility closure to potentially affected employees on February 26, 2018. The Clinton facility has approximately 180 employees.

The Board has delegated authority to the Company’s management to determine the final plan with respect to this initiative, assuming negotiations with the union are successful. Potential costs associated with this initiative may include severance costs, accelerated depreciation on certain property, plant and equipment and other associated costs. As management has not yet finalized the specific actions to be taken, the Company is unable to make a good faith estimate of (i) the amount or range of amounts of each major type of cost that will be incurred or (ii) the amount or range of amounts of costs that will result in future cash expenditures. When the Company is able to make a good faith estimate of the amount or range of amounts of each major type of cost, and the amount or range of amounts of costs that will result in future cash expenditures, it will file an amendment to this Current Report on Form 8-K and disclose the estimates.

A copy of the Company’s press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2018

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